UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

XOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39598	98-1550505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Tyburn Street Los Angeles, California	90065
(Address of principal executive offices)	(Zip Code)
(818) 316-1890
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	XOS	Nasdaq Capital Market
Warrants, every thirty warrants exercisable for one share of Common Stock at an exercise price of $345.00 per share	XOSWW	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2026, the Company and Aljomaih Automotive Co. ("Aljomaih") entered into a Third Amended and Restated Convertible Promissory Note (the "Third A&R Note"). The Third A&R Note altered the convertible promissory note issued by the Company to Aljomaih on August 11, 2022, in an original principal amount of $20 million (as subsequently amended, the "Convertible Note") to reduce the conversion price from $71.451 per share (as adjusted for the 1-for-30 reverse stock split effected on December 6, 2023) of the Company's common stock, par value $0.0001 per share ("Common Stock"), to $12.00 per share of Common Stock (subject to customary proportional adjustment). The Third A&R Note also adds a mandatory conversion feature to the Convertible Note pursuant to which the Company may compel the conversion of the Convertible Note if the Daily VWAP (as defined in the Convertible Note) of the Common Stock exceeds $16.00 per share (subject to customary proportional adjustment) for at least twenty out of thirty consecutive trading days. The Convertible Note is otherwise unchanged in any material respect.

The foregoing description of the Third A&R Note is qualified in its entirety by reference to the actual Third A&R Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Third Amended and Restated Convertible Promissory Note, dated as of May 8, 2026, by and among Xos, Inc. and Aljomaih Automotive Co.
104	iXBRL language is updated in the Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2026

XOS, INC.

By:	/s/ Liana Pogosyan
Liana Pogosyan
Chief Financial Officer